Exhibit 99.1

Contact: Jeff Gendell, CEO IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Acquires Wedlake Fabricating

HOUSTON—November 19, 2020—IES Holdings, Inc. (“IES”) (NASDAQ: IESC) announced today that it has acquired Wedlake Fabricating, Inc. (“Wedlake”), a Tulsa, OK-based manufacturer of custom generator enclosures. Wedlake will become part of IES’s Infrastructure Solutions segment and continue to operate under the Wedlake name.

“Wedlake, strategically located in Tulsa, OK, expands our geographic footprint and generator enclosure manufacturing capacity in the Midwest where we see significant growth potential. The operational talent and expertise of the Wedlake team, combined with IES’s financial and operational resources, gives us a substantial base to capture this market opportunity,” said Mike Rice, President of IES’s Infrastructure Solutions segment. “IES is pleased to welcome Brian (Bo) Wedlake, Jr., who will be promoted to general manager to lead Wedlake post-closing, and Wedlake’s dedicated team members. We look forward to working with the entire Wedlake team to support its growth and expand our combined capabilities.”

Brian Wedlake, Sr., Founder of Wedlake, added, “IES is a great fit for our operation and our customers. After more than 35 years as a family-owned business, our team is excited to partner with IES and further grow the Wedlake brand and bring a variety of product solutions, resources, and capacity to our customers and markets.”

ABOUT IES HOLDINGS, INC.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

ABOUT IES INFRASTRUCTURE SOLUTIONS

IES’s Infrastructure Solutions segment is a provider of electro-mechanical solutions for industrial operations, including apparatus repair and custom-engineered products, such as generator enclosures and bus duct, used in data centers and other industrial applications. For more information about IES Infrastructure Solutions, please visit https://iesinfrastructure.com.

ABOUT WEDLAKE FABRICATING

Wedlake, established in 1984, manufactures custom generator enclosures that are primarily used by data centers and large commercial and industrial facilities. For more information about Wedlake, please visit www.wedlake.net.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2019 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.